Exhibit 99.3

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Unaudited Pro Forma Balance Sheet

June 30, 2013

(in thousands)

	USA Compression (Historical)	S&R Compression (Historical)	Pro Forma Adjustments		Pro Forma Combined

ASSETS
Current assets:
Cash and cash equivalents	$7	$—	$—		$7
Accounts receivable:
Trade	10,830	4,145	(4,145	)(b)	10,830
Other	46	625	(625	)(b)	46
Notes Receivable	—	18,062	(18,062	)(b)	—
Inventory	5,880	—	—		5,880
Prepaid expenses	1,430	—	—		1,430
Total current assets	18,193	22,832	(22,832)		18,193
Property and equipment, net	641,630	146,370	(26,405	)(b)	761,595
Identifiable intangible asset-customer relationships	66,000	—	6,700	(a)	72,700
Identifiable intangible asset-trade names	14,040	—	—		14,040
Identifiable intangible asset-noncompete	—	—	900	(a)	900
Goodwill	157,075	—	50,687	(a)	207,762
Other assets	4,380	—	—		4,380
Total assets	$901,318	$169,202	$9,050		$1,079,570

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities:
Accounts payable	$4,552	$4,113	$(4,113	)(b)	$4,552
Accrued liabilities	7,022	2,567	(2,567	)(b)	7,022
Deferred revenue	11,123	—	—		11,123
Revolving line of credit	—	50,000	(50,000	)(b)	—
Total current liabilities	22,697	56,680	(56,680)		22,697
Long-term debt	352,952	—	(7,379	)(c), (e)	345,573
Other liabilities	86	—	—		86
Partners’ capital:
Limited partner units:
Common units	258,869	—	181,919	(d)	440,788
Subordinated units	255,773	—	—		255,773
General partner interest	10,941	—	3,712	(e)	14,653
Members’ units	—	96,027	(96,027	)(b)	—
Retained earnings	—	16,495	(16,495	)(b)	—
Total partners’ capital	525,583	112,522	73,109		711,214
Total liabilities and partners’ capital	$901,318	$169,202	$9,050		$1,079,570

See accompanying notes to unaudited pro form financial statements.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Unaudited Pro Forma Statement of Operations

Year Ended December 31, 2012

(in thousands, except unit and per unit data)

	USA Compression (Historical)	Pro Forma Adjustments - IPO		Pro Forma USA Compression		S&R Compression (Historical)	Pro Forma Adjustments - S&R Acquisition		Pro Forma Combined
Revenues:
Contract operations	$116,373	$—		$116,373		$25,198	$(873	)(f)	$140,698
Parts and service	2,414	—		2,414		—	—		2,414
Fabrication revenue	—	—		—		799	(799	)(f)	—
Total revenues	118,787	—		118,787		25,997	(1,672)		143,112

Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	37,796	—		37,796		12,379	(579	)(h)	49,595
Selling, general, and administrative	18,268	—		18,268		1,159	—		19,427
Depreciation and amortization	41,880	—		41,880		4,876	4,824	(f), (g)	51,580
Loss (Gain) on sale of assets	266	—		266		—	—		266
Cost of goods sold (fabrication revenue)	—	—		—		488	(488	)(f)	—
Impairment losses on rental equipment	—	—		—		627	(627	)(f)	—
Total costs and expenses	98,210	—		98,210		19,529	3,130		120,869
Operating income	20,577	—		20,577		6,468	(4,802)		22,243

Other income (expense):
Interest expense	(15,905)	4,937	(i)	(10,968)		231	(10)	(f), (i)	(10,747)
Other	28	—		28		7	(7)	(f)	28
Total other expense	(15,877)	4,937		(10,940)		238	(17)		(10,719)
Net income before income tax expense	4,700	4,937		9,637		6,706	(4,819)		11,524
Income tax expense	196	—		196		—	—		196
Net income	$4,504	$4,937		$9,441		$6,706	$(4,819)		$11,328
Net income allocated to general partner	$45
Net income available for limited partners	$4,459

Net income subsequent to initial public offering allocated to:
General partner’s interest in net income				$189	(j)				$227
Common units interest in net income				$4,786	(j)				$6,831
Subordinated units interest in net income				$4,466	(j)				$4,270

Weighted average common units outstanding:
Basic and diluted				15,048,588	(j)		7,425,261	(d)	22,473,849

Weighted average subordinated units outstanding:
Basic and diluted				14,048,588	(j)				14,048,588

Net income per common unit:
Basic and diluted				$0.32	(j)				$0.30

Net income per subordinated unit:
Basic and diluted				$0.32	(j)				$0.30

See accompanying notes to unaudited pro form financial statements.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Unaudited Pro Forma Statement of Operations

Six Months Ended June 30, 2013

(in thousands, except unit and per unit data)

	USA Compression (Historical)	Pro Forma Adjustments - IPO	Pro Forma USA Compression	S&R Compression (Historical)	Pro Forma Adjustments - S&R Acquisitions		Pro Forma Combined
Revenues:
Contract operations	$65,040	$—	$65,040	$17,177	$(413	)(f)	$81,804
Parts and service	874	—	874	—	—		874
Fabrication revenue	—	—	—	311	(311	)(f)	—
Total revenues	65,914	—	65,914	17,488	(724)		82,678

Costs and expenses:
Cost of operations, exclusive of depreciation and amortization	20,551	—	20,551	7,824	(452	)(h)	27,923
Selling, general, and administrative	10,443	—	10,443	756	—		11,199
Depreciation and amortization	23,851	—	23,851	3,289	1,563	(f), (g)	28,703
Loss (Gain) on sale of assets	104	—	104	—	—		104
Cost of goods sold (fabrication revenue)	—	—	—	132	(132	)(f)	—
Total costs and expenses	54,949	—	54,949	12,001	979		67,929
Operating income	10,965	—	10,965	5,487	(1,703)		14,749

Other income (expense):
Interest expense	(5,934)	207 (i)	(5,727)	(20)	65	(f), (i)	(5,682)
Other	6	—	6	(3)	3	(f)	6
Total other expense	(5,928)	207	(5,721)	(23)	68		(5,676)
Net income before income tax expense	5,037	207	5,244	5,464	(1,635)		9,073
Income tax expense	114	—	114	—	—		114
Net income	$4,923	$207	$5,130	$5,464	$(1,635)		$8,959

Less:
Earnings allocated to general partner prior to initial public offering on January 18, 2013	$5	$(5)	$—				$—
Earnings available for limited partners prior to initial public offering on January 18, 2013	$530	$(530)	$—				$—
Net income subsequent to initial public offering on January 18, 2013	$4,388	$742	$5,130				$8,959

Net income subsequent to initial public offering allocated to:
General partner’s interest in net income	$88		$103				$179
Common units interest in net income	$2,242		$2,621				$5,410
Subordinated units interest in net income	$2,058		$2,406				$3,370

Weighted average common units outstanding:
Basic	15,130,872		15,130,872		7,425,261	(d)	22,556,133
Diluted	15,155,834		15,155,834		7,425,261	(d)	22,581,095

Weighted average subordinated units outstanding:
Basic and diluted	14,048,588		14,048,588				14,048,588

Net income per common unit:
Basic	$0.15		$0.17				$0.24
Diluted	$0.15		$0.17				$0.24

Net income per subordinated unit:
Basic and diluted	$0.15		$0.17				$0.24

See accompanying notes to unaudited pro form financial statements.

USA COMPRESSION PARTNERS, LP AND SUBSIDIARIES

Notes to Unaudited Pro Forma Financial Statements

1.                                      General

USA Compression Partners, LP (the “Partnership”) is a publicly traded Delaware limited partnership formed to own and operate the business conducted by its subsidiaries. The common units representing limited partner interests in the Partnership (the “Common units”) are listed on the New York Stock Exchange (“NYSE”) under the symbol “USAC.” USA Compression GP, LLC, the general partner of the Partnership (“General Partner”), is owned by USA Compression Holdings, LLC (“USA Compression Holdings”). Unless the context requires otherwise, references to “we,” “us,” “our,” or “the Partnership” are intended to mean the business and operations of USA Compression Partners, LP and its consolidated subsidiaries.

The Partnership, through its operating subsidiaries, primarily provides natural gas compression services under term contracts with customers in the oil and gas industry, using natural gas compressor packages that it designs, engineers, owns, operates and maintains.

On August 30, 2013, the Partnership completed the acquisition of assets and certain liabilities related to the business of providing compression services to third parties engaged in the exploration, production, gathering, processing, transportation or distribution of oil and gas (the “S&R Acquisition”) in exchange for 7,425,261 Common Units, which were valued at $181.9 million at the time of issuance. The S&R Acquisition was consummated pursuant to the Contribution Agreement dated August 12, 2013 (the “Contribution Agreement”) with S&R Compression, LLC, (“S&R”) and Argonaut Private Equity, L.L.C. (“Argonaut”). The S&R Acquisition had an effective date of June 30, 2013. In connection with the S&R Acquisition, the Partnership acquired 982 compression units with total horsepower of approximately 138,000.

2.                                      Basis of Presentation

The historical financial information is derived from the historical consolidated financial statements of the Partnership and the historical financial statements of S&R. The unaudited pro forma condensed combined balance sheet was prepared assuming the S&R Acquisition occurred on June 30, 2013. The unaudited pro forma condensed combined statements of operations were prepared assuming the S&R Acquisition occurred on January 1, 2012. The adjustments provided in Note 3 below reflect that the S&R Acquisition was financed entirely with Common Units.

The pro forma adjustments are based on currently available information and certain estimates and assumptions by management. If the S&R Acquisition had been in effect on the dates or for the periods indicated, the results may have been substantially different. For example, the Partnership may have operated the assets differently than S&R, realized service revenue may have been different and costs of operating the compression assets may have been different. These unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and may not provide an indication of results in the future. The unaudited pro forma financial statements should be read in conjunction with the Partnership’s historical consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2012 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

The pro forma adjustments have been prepared as if the transactions described below had taken place on June 30, 2013, in the case of the pro forma balance sheet, or as of January 1, 2012, in the case of the pro forma statements of operations for the year ended December 31, 2012 and six months ended June 30, 2013.

The pro forma financial statements reflect the following transactions:

•                                          the acquisition of compression assets owned by S&R in the S&R Acquisition in exchange for 7,425,261 Common Units, which were valued at $181.9 million at the time of issuance;

•                                          the effectiveness of our fourth amended and restated credit agreement, which we entered into on June 1, 2012; and

•                                          the closing of the Partnership’s initial public offering on January 18, 2013.

The unaudited pro forma financial statements are not necessarily indicative of the results that actually would have occurred if the transactions described above had occurred on the dates indicated.

3.                                      Pro Forma Adjustments and Assumptions

The following adjustments were made in the preparation of the condensed combined financial statements:

(a)

In exchange for the assets and liabilities included in the S&R Acquisition the Partnership issued 7,425,261 Common Units representing a 20% limited partner interest in the Partnership. Based on the closing price of the Partnership’s Common Units on August 30, 2013, the closing date of the S&R Acquisition (“Closing Date”), the value of the Common Units at issuance is $181.9 million. In the accompanying unaudited pro forma condensed combined balance sheet as of June 30, 2013, the total purchase price is allocated to the tangible and identifiable intangible assets and based on their estimated fair values as of the date of the acquisition in accordance with the acquisition method of accounting. The Partnership has engaged professional appraisers to determine the fair value of the compression assets acquired and a valuation specialist to assist in identifying and valuing the identifiable intangible assets.

The purchase price allocation as of August 30, 2013 is comprised of the following components (in thousands):

Issuance of limited partner units	$181,919
Less cash received for working capital adjustment	(3,666)
Total consideration	178,253

Trucks and Trailers	2,158
Compression equipment	117,784
Computers	23
Intangibles
Customer Relationships	6,700
Non-compete	900
Total Intangibles	7,600
Goodwill	50,688
Allocation of Purchase Consideration	$178,253

(b)

Represents assets, liabilities, debt and equity not acquired. The Partnership did not acquire any accounts receivable, accounts payable, or accrued liabilities and did not acquire $25.0 million of net property plant and equipment.

(c)

Adjustment to reflect changes in total consideration paid by USA Compression based on changes in working capital between the effective date and actual working capital account balances acquired at closing. Amounts received were used to repay indebtedness outstanding under the Partnership’s revolving credit facility.

(d)	Reflects the Common Units issued as consideration for the assets acquired by the Partnership from S&R as part of the S&R Acquisition.
(e)

Records the contribution of equity by the General Partner to maintain its 2% general partner interest in the Partnership. Amounts received were used to repay indebtedness outstanding under the Partnership’s revolving credit facility.

(f)

Elimination of revenues and expenses related to compression assets not acquired by the Partnership from S&R as part of the S&R Acquisition. Amounts were derived from the historical records and corporate allocations prepared by S&R.

(g)

Depreciation and amortization was estimated using the straight-line method and reflects the incremental depreciation and amortization expense due to adding the compression assets and intangible assets at fair value.

(h)

Initial fluids start-up costs were expensed as incurred in the S&R historical income statements; the Partnership capitalizes these amounts in accordance with its accounting policy. Additionally, these costs are now reflected in the fair value and resulting depreciation of the acquired assets. Therefore, an adjustment has been made to remove $0.6 million and $0.5 million of initial fluids start-up spending for the year ended December 31, 2012 and the six months ended June 30, 2013, respectively.

(i)	Reflects the reduction of interest expense for the following adjustments for each period:

	Six Months Ended	Year Ended
	June 30,	December 31,
	2013	2012

Predecessor interest expense	$5,934	$15,905
Add: additional debt issuance costs	—	50
Less: reduced interest expense due to lower spread under the fourth amended and restated agreement dated June 1, 2012	—	(920)
Add: incremental commitment fee due to the larger borrowing capacity under the third amendment on June 1, 2012 to the revolving credit facility	—	156
Less: interest reduction from lower revolver balance based upon the use of proceeds from the initial public offering on January 18, 2013	(207)	(5,407)
Add: incremental commitment fee based upon the use of proceeds from the initial public offering	—	678
Add: Incremental interest expense from borrowings to fund payment of distributions	—	506

Pro forma interest expense - IPO Adjustment	$5,727	$10,968
Less: interest reduction from lower revolver balance based upon the use of proceeds from the GP contribution and purchase price adjustment	(45)	(221)
Pro forma interest expense - IPO adjustment and S&R adjustment	$5,682	$10,747

(j)            Reflects the conversion of the adjusted net partners’ capital of $344.1 million from partners’ capital to common and subordinated limited partner equity of the partnership and the general partner’s interest in the Partnership. The conversion is allocated as follows:

I.                $255.2 million for 15,048,588 common units;

II.           $258.6 million for 14,048,588 subordinated units; and

III.      $10.9 million for a 2.0% general partner interest.